                       CHASE MANHATTAN AUTO GRANTOR TRUST

                                  SERIES 1996-B
                         STATEMENT TO CERTIFICATEHOLDERS



        PERIOD 34                                                  PAGE # 1
DETERMINATION: 9-Jul-99                                        Beginning 6/1/99
 DISTRIBUTION: 15-Jul-99                                          Ending 6/30/99
         TIME: 7/27/99 16:27


                     CLASS A 6.61% ASSET BACKED CERTIFICATES
                     CLASS B 6.76% ASSET BACKED CERTIFICATES



                        ORIG PRINCIPAL      BEG PRINCIPAL       PRINCIPAL         INTEREST           TOTAL          END PRINCIPAL
       CLASS               BALANCE             BALANCE         DISTRIBUTION     DISTRIBUTION      DISTRIBUTION         BALANCE
------------------------------------------------------------------------------------------------------------------------------------
         A            $1,478,422,107.71    $339,072,864.76     $24,822,745.22   $1,867,726.36     $26,690,471.58    $314,250,119.54
         B               $45,725,000.00     $10,486,928.36        $767,723.93      $59,076.36        $826,800.29      $9,719,204.43





------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE TOTALS    $1,524,147,107.71    $349,559,793.12     $25,590,469.15   $1,926,802.72     $27,517,271.87    $323,969,323.97
------------------------------------------------------------------------------------------------------------------------------------


================================================================================


                                     FACTOR INFORMATION PER $1,000


                          PRINCIPAL          INTEREST         END PRINCIPAL
       CLASS             DISTRIBUTION      DISTRIBUTION          BALANCE
-----------------------------------------------------------------------------
         A                16.79002572        1.26332416         212.55777893
-----------------------------------------------------------------------------
         B                16.79002581        1.29199256         212.55777868
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Certificate Totals        16.79002573        1.26418422         212.55777893
-----------------------------------------------------------------------------




IF THERE ARE ANY QUESTIONS OR COMMENTS, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW



================================================================================

                                            KIM COSTA
                                            THE CHASE MANHATTAN BANK - ASPG
                                            450 WEST 33RD STREET, 15TH FLOOR
                                            NEW YORK, NEW YORK 10001
                                            (212) 946-3247




(Copyright) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

                       CHASE MANHATTAN AUTO GRANTOR TRUST
                                  SERIES 1996-B
                         STATEMENT TO CERTIFICATEHOLDERS

        PERIOD 34                                                  PAGE     #2
DETERMINATION: 9-Jul-99                                       Beginning 6/1/99
 DISTRIBUTION: 15-Jul-99                                         Ending 6/30/99
         TIME: 7/27/99 16:27



                                                                       per $1000
Section 5.8 (iii)       Servicing Fee            $291,299.83           .19112317


------------------------------------------------------------------------------------------------------------------------------------
    Class       Principal          Interest           Total        Prin (per $1000/orig) Int (per $1000/orig) Total (per $1000/orig)
------------------------------------------------------------------------------------------------------------------------------------
      A       $24,822,745.22     $1,867,726.36    $26,690,471.58          16.79002572          1.26332416            18.05334988
      B          $767,723.93        $59,076.36       $826,800.29          16.79002581          1.29199256            18.08201837




------------------------------------------------------------------------------------------------------------------------------------
    Total     $25,590,469.15     $1,926,802.72    $27,517,271.87          16.79002573          1.26418422            18.05420995
------------------------------------------------------------------------------------------------------------------------------------

Section 5.8 (v)         Pool Balance at the end of the Collection Period                               $323,969,323.97


Section 5.8 (vi)        Aggregate Net Losses for Collection Period                                         $162,211.19


Section 5.8 (vii)       Carryover Shortfall for Collection Period
                                                Class A Interest                                                  0.00
                                                Class B Interest                                                  0.00
                                                Class A Principal                                                 0.00
                                                Class B Principal                                                 0.00
                                                  TOTAL                                                           0.00


Section 5.8 (viii)      Reserve Account Balance after Disbursement                                      $11,431,103.00



Section 5.8 (ix)        Specified Reserve Account Balance                                               $11,431,103.00



Section 5.8 (x)         Repurchase Amounts for Repurchased Receivables
                                                Seller                                                           $0.00
                                                Servicer                                                   $210,495.10
                                                  TOTAL                                                    $210,495.10



Section 5.8 (xi)        Advance Summary for Collection Period
                                      Unreimbursed Advances for Period                                   $4,197,942.85
                                      Unreimbursed Advances for Previous Period                          $4,356,019.31
                                      Change from Previous Period                                         ($158,076.46)

                                     Reimbursed Advance from Collections                                   $498,551.18
                                     Reimbursed Advance from Liquidation Proceeds                           $10,990.88
                                     Reimbursed Advance from Reserve Account Withdrawals                         $0.00




(Copyright) COPYRIGHT 1998, CHASE MANHATTAN BANK